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                                                                      EXHIBIT 11


                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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                                                                               Year Ended December 31,
                                                                           -------------------------------
                                                                               1995       1994       1993
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Primary earnings per share:
  Per share numerator (in millions):
     After tax earnings                                                    $   18.5   $   21.1   $    70.4
     Less dividends on preferred stock                                         (3.8)      (9.9)      (12.2)
                                                                           -------------------------------
     After tax earnings applicable to common stock                             14.7       11.2        58.2
     Tax benefit from sale of discontinued operations                          66.0         -           -
     Loss on early extinguishment of debt, after tax                            (.4)        -           -
     Cumulative effect of accounting change -
        purchased mortgage servicing, after tax                                  -       (44.3)         -
                                                                           -------------------------------
     Net income (loss) for per share computation                           $   80.3   $  (33.1)  $    58.2
                                                                           ===============================
  Per share denominator (in thousands):
     Average common shares outstanding                                        7,794      8,874       9,593
     Dilutive options, warrants and performance shares                          788        531         655
                                                                           -------------------------------
     Shares for per share computation                                         8,582      9,405      10,248
                                                                           ===============================
  Per share earnings (in dollars):
     After tax earnings                                                    $   1.71   $   1.20   $    5.68
     Tax benefit from sale of discontinued operations                          7.69        -           -
     Loss on early extinguishment of debt, after tax                           (.04)       -           -
     Cumulative effect of accounting change -
        purchased mortgage servicing, after tax                                 -        (4.71)        -
                                                                           -------------------------------
     Net income (loss)                                                     $   9.36   $  (3.51)  $    5.68
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Fully Diluted earnings per share:
  Per share numerator (in millions):
     After tax earnings                                                    $   18.5   $   21.1   $    70.4
     Less dividends on preferred stock                                           -        (9.9)      (12.2)
                                                                           -------------------------------
     After tax earnings applicable to common stock                             18.5       11.2        58.2
     Tax benefit from sale of discontinued operations                          66.0         -           -
     Loss on early extinguishment of debt, after tax                            (.4)        -           -
     Cumulative effect of accounting change -
        purchased mortgage servicing, after tax                                  -       (44.3)         -
                                                                           -------------------------------
     Net income (loss) for per share computation                           $   84.1   $  (33.1)  $    58.2
                                                                           ===============================
  Per share denominator (in thousands):
     Average common shares outstanding                                        7,794      8,874       9,593
     Dilutive options, warrants and performance shares                          788        534         655
     Dilutive preferred stock                                                   607         -           -
                                                                           -------------------------------
     Shares for per share computation                                         9,189      9,408      10,248
                                                                           ===============================
  Per share earnings (in dollars):
     After tax earnings                                                    $   2.02   $   1.20   $    5.68
     Tax benefit from sale of discontinued operations                          7.18        -           -
     Loss on early extinguishment of debt, after tax                           (.04)       -           -
     Cumulative effect of accounting change -
        purchased mortgage servicing, after tax                                 -        (4.71)        -
                                                                           -------------------------------
     Net income (loss)                                                     $   9.16   $  (3.51)  $    5.68
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